As filed with the Securities and Exchange Commission on February 2, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

Moleculin Biotech, Inc.
(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	47-4671997 (I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
713-300-5160

(Address of principal executive offices, including zip code, and telephone number, including area code)

____________________

Walter V. Klemp

Chief Executive Officer

5300 Memorial Drive, Suite 950, Houston, TX 77007
713-300-5160

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

____________________

Copies to:

Cavas S. Pavri

Schiff Hardin LLP

100 N. 18th Street, Suite 300

Philadelphia, PA 19103

Telephone: (202) 724-6847

Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-235686

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share, and related common stock purchase rights	(4)
Preferred Stock, par value $0.001 per share	(4)
Debt Securities	(4)
Warrants	(4)
Units	(4)
Total:	$13,000,000.00	$1,418.30

(1)

The Registrant is registering hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units consisting of such securities. The Registrant previously registered securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, with an aggregate offering price of $75,000,000 on a Registration Statement on Form S-3 (File No. 333-235686) originally filed by the Registrant on December 23, 2019, and declared effective by the Securities and Exchange Commission on April 9, 2020 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, warrants, debt securities and units comprised of same having a proposed maximum aggregate offering price of $13,000,000. is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statements. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)

Pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered.

(4)

The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and is exclusive of accrued interest, distributions and dividends, if any.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $13,000,000 of securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, of Moleculin Biotech, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3 (the “Prior Registration Statement”). This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-235686), which was declared effective by the Commission on April 9, 2020, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $13,000,000.

The required opinion and consent is listed on an Exhibit Index attached hereto and filed herewith.

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on February 3, 2021); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Schiff Hardin LLP as to legality of the securities being registered
23.1	Consent of Grant Thornton, LLP
23.2	Consent of Schiff Hardin LLP (included in Exhibit 5)
24.1	Power of Attorney (Filed as an exhibit to the Registrant’s Registration Statement on Form S-3 (File No. 333-235686) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on February 2, 2021.

MOLECULIN BIOTECH, INC.
(Registrant)

By:	/s/ Walter V. Klemp
Walter V. Klemp
Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Walter V. Klemp
Walter V. Klemp	Chief Executive Officer and Sole Director	February 2, 2021
(Principal Executive Officer)
/s/ Jonathan P. Foster
Jonathan P. Foster	Chief Financial Officer and Executive Vice President	February 2, 2021
(Principal Financial Officer and Principal Accounting Officer)

*
Robert George	Director	February 2, 2021

*
Michael Cannon	Director	February 2, 2021

*
John Climaco	Director	February 2, 2021

* By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Attorney-in-Fact